                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
                                 ___________
                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                             Clarent Corporation
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           (Exact Name of Registrant as Specified in its Charter)


            Delaware                                  77-0433687
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

700 Chesapeake Drive, Redwood City, California                          94063
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(Address of principal executive office)                               (Zip code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [X]

Securities Act registration statement number to which this form relates:  333-76051
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                             (if applicable)
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Item 1.  Description of Registrant's Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 58 of the Prospectus included in the Registrant's Form S-1 Registration Statement, as amended (No. 333-76051), initially filed with the Securities and Exchange Commission on April 9, 1999 and is incorporated herein by reference.

Item 2.  Exhibits.


Exhibit
Number    Description
3.1       Certificate of Incorporation of the Registrant as currently in effect. 1
3.2       Form of Amended and Restated Certificate of Incorporation to be filed upon the completion of this offering. 1
3.3       Bylaws of the Registrant. 1
4.1       Specimen Common Stock Certificate. 1
4.2       Amended and Restated Investor Rights Agreement, dated June 11, 1998
          (as amended December 7, 1998 and April 8, 1999). 1
4.3       Founder Stock Purchase Agreement, dated July 2, 1996. 1

____________________
1 Filed as an exhibit to the Registration Statement and incorporated herein by reference.
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                                 SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        Clarent Corporation

Date:  June 18, 1999                    /s/   Richard J. Heaps
                                        ----------------------------------------
                                        Richard J. Heaps
                                        Chief Operating Officer, Chief Financial
                                        Officer, General Counsel and Secretary